SUB-ITEM 77H

As of June 30, 2006, the following person or entity now own more than 25% of a fund's voting security:

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PERSON/ENTITY                         FUND                      PERCENTAGE
---------------------- ------------------------- --------------------------
-------------------- ------------------------- --------------------------
Fidelity Investments
Institutional Operations Co.              ILC                       31.68%
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As of June 30,  2006,  the  following  persons or entity no longer owns 25% of a fund's voting security:

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PERSON/ENTITY                                                     FUND
------------------------------------------ --------------------------
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PlaceNameplaceCumberland PlaceTypeCounty Retirement Board                ILC

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